ZDTV, LLC                              EXHIBIT (99) (A)




                                   INDEX TO FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                            ----
ZDTV, LLC
  Report of independent accountants.........................................................  F-2
  Balance sheets as of December 31, 1997 and 1998...........................................  F-3
  Statements of operations for the years ended December 31, 1997 and 1998...................  F-4
  Statements of cash flows for the years ended December 31, 1997 and 1998...................  F-5
  Statements of changes in member's equity for the years ended December 31, 1997 and 1998...  F-6
  Notes to financial statements.............................................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Ziff-Davis Inc.



In our opinion, the accompanying balance sheets and the related statements of operations, cash flows and changes in member's equity, present fairly, in all material respects, the financial position of ZDTV, LLC (the "Company") at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 12 to the financial statements, the Company was acquired by Ziff-Davis Inc. on February 4, 1999.




/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
February 22, 1999

                                   ZDTV, LLC


                                    BALANCE SHEETS
                                (DOLLARS IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                            1997        1998
                                                                          --------    --------
                                    ASSETS

Current assets:
    Cash and cash equivalents .........................................   $    189    $     43
    Accounts receivable, net ..........................................      1,153       2,322
    Barter receivable .................................................         --       1,132
    Prepaid expenses and other current assets .........................          2       2,107
                                                                          --------    --------
Total current assets ..................................................      1,344       5,604
Property and equipment, net ...........................................      7,085       8,583
Other assets, net .....................................................        100      15,510
                                                                          --------    --------
Total assets ..........................................................   $  8,529    $ 29,697
                                                                          ========    ========


                        LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
    Accounts payable ..................................................   $    723    $  4,247
    Barter payable ....................................................         --         978
    Accrued expenses ..................................................        914       1,790
    Unearned income, net ..............................................        225          21
    Due to affiliates .................................................     14,187      50,575
    Other current liabilities .........................................          7       5,033
                                                                          --------    --------
Total current liabilities .............................................     16,056      62,644
                                                                          --------    --------

Other non-current liabilities .........................................         --       7,917
                                                                          --------    --------
Commitments and contingencies (Notes 10 and 11)
Total liabilities                                                           16,056      70,561
                                                                          --------    --------
Member's equity (deficit):
    Class A Member's Units
    (100,000 authorized, issued and outstanding).......................         --          --
    Paid-in capital ...................................................     10,072      24,557
    Accumulated deficit ...............................................    (17,599)    (65,124)
    Deferred compensation .............................................         --        (297)
                                                                          --------    --------
Total member's deficit ................................................     (7,527)    (40,864)
                                                                          --------    --------
Total liabilities and member's equity (deficit) .......................   $  8,529    $ 29,697
                                                                          ========    ========








    The accompanying notes are an integral part of the financial statements.

                                    ZDTV, LLC


                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                               YEARS ENDED
                                                               DECEMBER 31,
                                                            1997          1998
                                                         --------      --------

Revenue, net .......................................     $  2,724      $  5,296
                                                         --------      --------

Cost of production .................................        1,029         4,113
Selling, general and administrative expenses .......       13,892        41,886
Depreciation and amortization of property and
equipment...........................................        1,723         4,691
Amortization of long-lived assets ..................           --           880
                                                         --------      --------
    Total operating expenses .......................       16,644        51,570
                                                         --------      --------

Loss from operations ...............................      (13,920)      (46,274)
Interest expense, net - related party ..............         (180)       (1,251)
                                                         --------      --------

Loss attributable to member's interest .............     $(14,100)     $(47,525)
                                                         ========      ========










    The accompanying notes are an integral part of the financial statements.

                                    ZDTV, LLC


                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                               1997       1998
                                                           --------    --------

Cash flows from operating activities:
Loss attributable to member's interest .................   $(14,100)   $(47,525)
Adjustments to reconcile net loss to net cash used
  by operating activities:
    Depreciation and amortization ......................      1,723       5,571
    Changes in operating assets and liabilities:
        Accounts receivable ............................       (140)     (1,169)
        Prepaid expenses ...............................         --      (2,105)
        Accounts payable and accrued expenses ..........        818       4,400
        Unearned income ................................        225        (204)
        Other, net .....................................          7        (126)
                                                           --------    --------
Net cash used by operating activities ..................    (11,467)    (41,158)
                                                           --------    --------

Cash flows from investing activities:
  Capital expenditures .................................     (5,366)     (6,190)
  Investments and acquisitions, net of cash acquired ...       (100)     (3,373)
                                                           --------    --------
Net cash used by investing activities ..................     (5,466)     (9,563)
                                                           --------    --------

Cash flows from financing activities:
  Advances from affiliates .............................      7,047      36,387
  Contributed capital ..................................     10,072      14,188
                                                           --------    --------
Net cash provided by financing activities ..............     17,119      50,575
                                                           --------    --------
Net increase (decrease) in cash and cash equivalents ...        186        (146)
Cash and cash equivalents at beginning of year .........          3         189
                                                           --------    --------
Cash and cash equivalents at end of year ...............   $    189    $     43
                                                           ========    ========












    The accompanying notes are an integral part of the financial statements.

                                                              ZDTV, LLC


                                              STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                                                       (DOLLARS IN THOUSANDS)

                                                                                                                           TOTAL
                                                                                                                          MEMBER'S
                                                        MEMBERSHIP       PAID-IN       ACCUMULATED       DEFERRED          EQUITY
                                                          UNITS          CAPITAL         DEFICIT       COMPENSATION      (DEFICIT)
                                                          -----          -------         -------       ------------       -------

Balance at December 31, 1996 ....................         100,000        $     --        $ (3,499)        $     --       $ (3,499)
Capital contribution ............................              --          10,072              --               --         10,072
Loss attributable to member's interest ..........              --              --         (14,100)              --        (14,100)
                                                         --------        --------        --------         --------       --------
Balance at December 31, 1997 ....................         100,000          10,072         (17,599)              --         (7,527)
Capital contribution ............................              --          14,188              --               --         14,188
Issuance and conversion of stock options.........              --             297              --             (297)            --
Loss attributable to member's interest ..........              --              --         (47,525)              --        (47,525)
                                                         --------        --------        --------         --------       --------
Balance at December 31, 1998 ....................         100,000        $ 24,557        $(65,124)        $   (297)      $(40,864)
                                                         ========        ========        ========         ========       ========











    The accompanying notes are an integral part of the financial statements.

                                    ZDTV, LLC

                         NOTES TO FINANCIAL STATEMENTS)
                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)

1.  ORGANIZATION AND BASIS OF PRESENTATION

    The financial statements include the accounts of ZDTV, LLC (the "Company" or "ZDTV"), a Delaware limited liability company which is wholly-owned by MAC Holdings (America) Inc. ("MHA"). ZDTV, which was launched in May 1998, is the first 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet. ZDTV targets a wide range of viewers, including computer and technology enthusiasts, computer gaming enthusiasts, business people, teens, families and other viewers with a sustained interest in computers, technology and the Internet. ZDTV's programming includes educational features, product evaluations, gaming tips and strategies, current events and other entertainment. ZDTV also features live interactive programming, allowing viewers to participate through simultaneous Web programming on ZDTV.com. ZDTV reached approximately 9.6 million homes at December 31, 1998 according to ZDTV estimates.

    In addition, ZDTV creates customized programming for third parties, including the regional Emmy award-winning "The Site" with MSNBC and "21st Century Home" with Home & Garden Television.

    ZDTV operates in one business segment whose principal operations are in the U.S., although it licenses or syndicates programming worldwide.

   Relationship with SOFTBANK and Ziff-Davis Inc.

    SOFTBANK Corp. (together with its non-Ziff-Davis affiliates, "Softbank") is a Japanese corporation which is affiliated with MHA. SOFTBANK Corp is the indirect majority stockholder of Ziff-Davis Inc. ("ZDI"). ZDI entered into a license and services agreement in July 1997 to develop ZDTV for MHA. Under this agreement, ZDI agreed to fund ZDTV's operations through unsecured advances and was granted an option to purchase ZDTV for a price equal to MHA's investment in ZDTV plus 10% per annum for the period of its investment. (See Notes 7 and 12).


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and cash equivalents

    ZDTV considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Concentration of credit risk

    ZDTV places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. The Company has not experienced losses in such accounts.

    ZDTV's advertisers are principally customers who represent a variety of technology companies in the United States and other countries. ZDTV extends credit to its customers and distributors and historically has not experienced significant losses relating to receivables from individual customers or groups of customers. For the year ended December 31, 1997, a single customer accounted for 100% of revenue. In 1998, one customer accounted for 17% of revenue.

  Property and equipment

    Property and equipment have been recorded at cost or estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 2 to 5 years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


   Long-lived assets

     Other assets consist principally of capitalized costs of distribution agreements. Amortization of these assets is computed on a straight-line basis over the term of the distribution agreements. Identifiable long-lived assets are amortized over a period of 2 to 10 years. ZDTV assesses the recoverability of its long lived assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of such assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment is recognized to reduce the carrying value of the long lived assets to estimated recoverable values. ZDTV has not experienced any impairment of its long lived assets.


   Barter Transactions

     Barter transactions represent the exchange of commercial air time, internet advertising or production services for programming, merchandise or services. Barter transactions are generally recorded at the fair market value. Revenue is recognized on barter when the commercials are broadcast or services provided; expenses are recorded when the merchandise or service received is utilized. Barter revenue for the year ended December 31, 1998 was approximately $332,000 and is included in total revenue. Barter expense for the year ended December 31, 1998 was approximately $178,000 and is included in selling, general and administrative expenses. There were no significant barter transactions in 1997.

  Revenue recognition

    Significant revenue recognition policies are as follows:

    Advertising revenue is recognized in the period during which the advertisements are aired.

    Program and website production and licensing revenue is recognized when the program material is available for broadcast.

    Online revenue is recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. Online obligations typically include guarantees of a minimum number of "impressions" or times an advertisement appears in pages viewed by users of ZDTV's online properties. To the extent minimum guaranteed impressions are not met, ZDTV defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.


  Operating costs and expenses

    Production costs represent external costs incurred in the production of programing and are expensed as incurred.

  Income taxes

    ZDTV is a limited liability company that does not incur income taxes. Income taxes are the responsibility of the members.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)

  Use of estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

  Fair value of financial instruments

    All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments.

    Stock-based compensation

    ZDTV has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB25") to account for stock options. Effective January 1, 1996, ZDTV adopted the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation."

  Comprehensive Income

        The company implemented SFAS No. 130 "Reporting Comprehensive Income", effective January 1, 1998. This standard requires ZDTV to report the total changes in member's equity that do not result directly from transactions with members, including those which do not affect retained earnings. These changes are not material to ZDTV's financial statements.

  New Accounting Pronouncements

    SFAS No. 133, "Accounting for Derivative Instruments & Hedging Activities", issued on June 1998, establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal years beginning after June 15, 1999. ZDTV does not expect the adoption of SFAS No. 133 to have a material impact on ZDTV's results of operations.

    ZDTV expects to adopt the above statement beginning with its December 31, 1999 financial statements.

3.  ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consist of the following:

                                                                 DECEMBER 31,
                                                               1997       1998
                                                             -------    -------
                                                                (IN THOUSANDS)

Accounts receivable.......................................   $ 1,153    $ 2,530
Allowance for doubtful accounts...........................        --       (208)
                                                             -------    -------
                                                             $ 1,153    $ 2,322
                                                             =======    =======

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


4.  PROPERTY AND EQUIPMENT, NET

    Property and equipment, net, consist of the following:

                                                               DECEMBER 31,
                                                          1997            1998
                                                        --------       --------
                                                               (IN THOUSANDS)
Computers and equipment ..........................      $  5,559       $  5,816
Leasehold improvements ...........................         3,397          8,400
Furniture and fixtures ...........................           352          1,281
                                                        --------       --------
                                                           9,308         15,497
Accumulated depreciation and amortization ........        (2,223)        (6,914)
                                                        --------       --------
                                                        $  7,085       $  8,583
                                                        ========       ========

5.  DISTRIBUTION AGREEMENTS

    ZDTV has entered into various distribution agreements for its programming. The agreements primarily provide for ZDTV to be carried on satellite or cable systems for distribution to subscribers for a period of several years. In exchange for this distribution, ZDTV pays an initial fee which is capitalized and amortized over the life of the agreements. Included in the balance sheet caption "Other Assets" is $15,376,000, which is net of $813,000 in accumulated amortization related to these agreements.

    Included in other current liabilities and other non-current liabilities are $5,000,000 and $7,917,000, representing the current and long-term portions, respectively, of the payments of initial fees under distribution agreements. These amounts are payable in the following annual installments (in thousands):

                           1999..................   $5,000
                           2000..................    5,000
                           2001..................    2,917
                                                    ------
                                                    12,917
                                                    ------
                           Less current portion     (5,000)
                                                    ------
                                                    $7,917
                                                    ======

    As these distribution agreements represent long-lived assets, the payable portion of $12,917,000 represents a non-cash investing activity.

6.  MEMBER'S EQUITY

    ZDTV, LLC is a Delaware limited liability company with Class A and B membership units authorized. At December 31, 1998 there were 100,000 Class A units issued and outstanding, all held by MHA. The Class A units provide voting rights and the Class B units are non-voting. Both Class A and Class B units are subject to mandatory capital calls.

    In connection with a distribution agreement between ZDTV and a third party, MHA granted that third party an option to purchase Class B units representing up to 5% of ZDTV (subject to increase up to 10% on the occurrence of certain events). The purchase price is to be based on a formula applied to fair market value as determined by ZDTV, ZDI and the third party or if the parties are unable to agree, by an independent party, provided that if the third party is not entitled to purchase more than 5% of ZDTV, the purchase price shall not be less than $15 million.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


7.  RELATED PARTY TRANSACTIONS

    ZDTV transacts business with a group of companies affiliated through common ownership with SOFTBANK Corp. and has various transactions and relationships with members of the group. Due to these relationships, it is possible that the terms of those transactions are not the same as those that would result from transactions among unrelated parties.

    The cumulative advances relating to the licensing and service agreement between ZDTV and ZDI totaled $14,187,000 net of $10,072,000 in repayments, at December 31, 1997. Advances in 1998 totaled $48,621,000 and were repaid upon completion of ZDI's acquisition of ZDTV. (See Notes 1 and 12). Amounts due to ZDI in relation to this agreement were $14,187,000 and $48,621,000 at December 31, 1997 and 1998, respectively. Pursuant to the licensing and service agreement, ZDTV pays interest to ZDI on outstanding advances at a rate based on LIBOR.

    ZDI has entered into operating leases for television production equipment and has sublet such equipment to ZDTV. The terms of the subleases are substantially identical to the terms of the leases. During 1998, ZDTV incurred approximately $910,000 in rental expense related to these subleases.

    ZDI allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses) (collectively, "Central Services") to ZDTV based on utilization. Where determinations based on utilization alone are impracticable, ZDI uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZDTV. Included in administrative and overhead costs was an allocation of the Central Services amounting to $1,596,000 and $2,978,000 for the years ended December 31, 1997 and 1998, respectively.

    During the year ended December 31, 1998, ZDTV incurred $503,000 in web-hosting expense with ZDNet, a division of ZDI.

    In June 1998, ZDTV entered into a licensing agreement with Computer Channel Corporation ("CCH"), an affiliated company, by which CCH has rights to exhibit certain ZDTV program series in Japan. Licensing revenues earned in 1998 from this agreement were $130,000.

8.  EMPLOYEE STOCK COMPENSATION PLANS

   SOFTBANK Executive Stock Option Plans

     The SOFTBANK Executive Stock Options Plans provide for the granting of nonqualified stock options (the "Softbank Options") to purchase the common stock of SOFTBANK Corp. to officers, directors and key employees of ZDTV. Softbank is an indirect affiliate of ZDTV and SOFTBANK Corp. is a publicly traded company in Japan. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. As of December 31, 1998, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant. On January 19, 1998, the exercise price of all of the shares outstanding under option agreements was reset to (Y)4,000, the closing market price on Japan's Tokyo Stock Exchange First Section at that date. In conjunction with the repricing, those options previously exercisable on December 31, 1997 could only be exercised after July 19, 1998. The repricing did not result in compensation expense to ZDTV.

   1998 Incentive Compensation Plan

     In 1998, ZDI adopted the 1998 Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in ZDI's common stock to key employees of ZDI and its affiliates and consultants. ZDI reserved 8,500,000 shares of common stock for issuance under the Incentive Plan. During 1998, ZDI granted to ZDTV employees options to purchase 215,350 shares with exercise prices ranging

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


from $6.00 to $16.00 per share representing the fair value of such options at that date. Such options vest ratably over five years.

     On September 23, 1998, the Board of Directors of Ziff-Davis Inc. (the "Board") approved the reduction of the exercise price of all options outstanding under the plans from $16.00 to $6.00, the closing market price of ZDI's common stock on that date. In addition, the vesting period of the options was extended by three months. The repricing did not result in compensation expense to ZDTV.

     On December 21, 1998, the Board approved an amendment to the Incentive Plan to permit grants of options and other stock-based awards with respect to any series of common stock of ZDI and increased the number of shares reserved for issuance under the Incentive Plan from 8,500,000 shares to 17,827,500 shares.

     In addition, on December 21, 1998, the Board approved the grant of options to acquire an aggregate of 45,000 shares of ZDNet Stock, to certain employees of ZDTV at a price of $7.50 per share. As a result of the grant ZDTV has recorded deferred compensation expense of $143,000 for the difference between the exercise price and the deemed fair value of the underlying shares. This amount has been recorded as a component of member's equity offset by an addition to paid-in capital. ZDTV expects to recognize non-cash compensation expense for accounting purposes of $143,000 ratably over the vesting period of the options. These options were scheduled to vest and become exercisable on the fifth anniversary of the date of grant.

     The December 21, 1998 Board actions described above were subject to Ziff-Davis Inc. stockholder approval. The majority stockholder of Ziff-Davis Inc. committed to vote for these actions. (See Note 12).

     On January 29, 1999, ZDI granted options to a number of employees, including employees of ZDTV, in connection with the cancellation of corresponding options to purchase stock of SOFTBANK Corp. In connection with these grants, an affiliate of SOFTBANK Corp. has agreed with ZDI that, if and when any of these options are exercised, (1) that affiliate will cause the shares of ZDI common stock issuable upon such exercise to be supplied to ZDI and
(2) ZDI will deliver to that affiliate or its designee the exercise price paid upon such exercise. ZDTV expects to recognize compensation expense for accounting purposes of approximately $154,000 over three years as a result of these grants. As such, this amount has been recorded in the Financial Statements paid-in capital offset by a reduction to members' equity as deferred compensation.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


   Option grants

     Information relating to the Softbank options during 1997 and 1998 issued to ZDTV employees is as follows:

                                                                       WEIGHTED
                                                                        AVERAGE
                                                                        OPTION
                                                              NUMBER     PRICE
                                                            OF SHARES  PER SHARE
                                                            ---------  ---------

Shares outstanding under options at December 31, 1996 ....      6,879     $87.15
Granted ..................................................     11,500      51.30
Exercised ................................................         --         --
Forfeited ................................................         --         --
                                                               ------
Shares outstanding under options at December 31, 1997 ....     18,379     $64.72
Granted ..................................................         --         --
Exercised ................................................     (2,211)     31.03
Converted to Ziff-Davis Inc. options .....................     (4,262)     31.03
Forfeited ................................................     (5,030)     31.03
                                                               ------
Shares outstanding under options at December 31, 1998 ....      6,876     $31.03
                                                               ======

Shares exercisable as of:
     At December 31, 1997 (price $87.15) .................      1,083     $87.15
     At December 31, 1998 (price $31.03) .................      4,076     $31.03

---------
(1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options. The 1998 activity reflects the repricing of all options outstanding as of January 19, 1998 to (Y)4,000.


     Information relating to ZDI stock options issued to ZDTV employees during 1998 is as follows:

                                                                       WEIGHTED
                                                                        AVERAGE
                                                                        OPTION
                                                              NUMBER     PRICE
                                                            OF SHARES  PER SHARE
                                                            ---------  ---------

Shares outstanding under options at December 31, 1997 ....         --         --
Granted ..................................................    246,850      $6.00
Exercised ................................................         --         --
Converted from Softbank options ..........................     16,695       8.89
Forfeited ................................................    (31,500)      6.00
                                                              -------
Shares outstanding under options at December 31, 1998 ....    232,045      $6.21
                                                              =======

Information relating to ZDNet stock options issued to ZDTV employees during 1998 is as follows:

                                                                       WEIGHTED
                                                                        AVERAGE
                                                                        OPTION
                                                              NUMBER     PRICE
                                                            OF SHARES  PER SHARE
                                                            ---------  ---------

Shares outstanding under options at December 31, 1997 .....        --        --
Granted ...................................................    45,000      $7.50
Exercised .................................................        --         --
Forfeited .................................................        --         --
                                                               ------
Shares outstanding under options at December 31, 1998 .....    45,000      $7.50
                                                               ======

     At December 31, 1998, no shares of either ZDI or ZDNet options were exercisable.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


     As permitted by SFAS No. 123, ZDTV has chosen to continue to account for stock options in accordance with the provisions of APB No. 25 and, accordingly, no compensation expense related to stock option grants was recorded in 1997 or 1998. Pro forma information regarding net income is required by SFAS No. 123 and has been determined as if ZDTV had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1997 and 1998:

Softbank Options
                                                            1997           1998
                                                            ----           ----
Risk-free interest rate.........................           6.35%          5.46%
Dividend yield..................................           0.22%          1.50%
Volatility Factor...............................          51.35%         77.72%
Expected life...................................         6 years        6 years

Ziff-Davis Inc. Options
                                                            1997           1998
                                                            ----           ----
Risk-free interest rate.........................             n/a          5.03%
Dividend yield..................................             n/a          0.00%
Volatility Factor...............................             n/a         54.70%
Expected life...................................             n/a        6 years

ZDNet Options
                                                            1997           1998
                                                            ----           ----
Risk-free interest rate.........................             n/a          4.67%
Dividend yield..................................             n/a          0.00%
Volatility Factor...............................             n/a         54.70%
Expected life...................................             n/a        6 years

     The weighted average fair value of options granted in 1997 and 1998, is as follows:

                                                            1997           1998
                                                            ----           ----
Softbank options................................          $34.05         $19.81
Ziff-Davis Inc. options.........................             n/a           5.21
ZDNet options...................................             n/a           4.25

     For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1997 and 1998, consistent with the provision of SFAS No. 123, the ZDTV net loss would have been increased by approximately $75,000 and $379,000 respectively.

9.  EMPLOYEE BENEFIT PLANS

        ZDI maintains various defined contribution retirement plans. Substantially all of ZDTV's employees are eligible to participate in one of the plans under which annual contributions may be made by ZDTV for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by ZDTV up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining ZDTV and receive matching contributions after one year of employment. ZDTV made contributions to the plans totaling $150,000 and $508,000 in 1997 and 1998, respectively.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


10.  OPERATING LEASE COMMITMENTS

    ZDTV utilizes equipment and space under lease to ZDI. ZDTV's allocations of the minimum lease payments are as follows (in thousands):

1999        ..........................................................   $ 2,925
2000        ..........................................................     3,112
2001        ..........................................................     3,062
2002        ..........................................................     2,716
2003        ..........................................................     1,947
Thereafter  ..........................................................     4,892
                                                                         -------
  Total     ..........................................................   $18,654
                                                                         =======

    Rental expense under operating leases amounted to approximately $512,000 and $1,872,000 for the years ended December 31, 1997 and 1998, respectively.


11.  CONTINGENCIES

    ZDTV is subject to various claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability, if any, in the aggregate will not be material to the balance sheet, future operations or cash flows of ZDTV.


12.  SUBSEQUENT EVENTS

   Acquisition and sale

    On February 4, 1999, ZDI purchased ZDTV at a purchase price of approximately $81,400,000. ZDI paid approximately $32,800,000 of the purchase price in cash (settled on February 5, 1999) and paid the remainder by applying approximately $48,600,000 in advances owed to Ziff-Davis by MHA. ZDI also agreed to be responsible for the funding of ZDTV during the period in 1999 prior to the purchase which will be accounted for as additional purchase price. In connection with the accquisition, ZDI assumed the option granted by MHA to a third party for the purchase of Class B units in ZDTV (see Note 6).

    On February 5, 1999 Vulcan Programming Inc., an entity owned by Paul G. Allen, purchased a one-third interest in ZDTV for $54,000,000 in cash. After completion of these transactions, ZDI owned 108,000,000 Class A units and Vulcan Programming Inc. owned 54,000,000 Class A units. As part of the acquisition, the terms of the Class A units were modified so that they are no longer subject to mandatory capital calls.

   Shareholder Vote (Unaudited)

    The December 21, 1998 Board actions described in Note 8, were approved by the stockholders of ZDI on March 30, 1999.

   Issuance of Class C Units (Unaudited)

ZDTV entered into a Unit Purchase Agreement with ZDTV's President on March 23, 1999. Under that agreement 6,750,000 Class C Units were sold to ZDTV's President for $1,458,000. The Class C units are not subject to mandatory capital calls. Such units are subject to a vesting schedule which provides for certain repurchase rights on termination of employment. Approximately 39.6% of the units were immediately vested with approximately 2.1% vesting on the first day of each of the subsequent 29 months.

                                    ZDTV, LLC

                    (DOLLARS ROUNDED TO THE NEAREST THOUSAND)


   ZDNet Options (unaudited)

     The grant of the ZDNet options described in Note 8 was based on there being 40,000,000 shares issued related to ZDI's interest in ZDNet. On March 30,1999, 70,000,000 shares were issued. This increase is accounted for in a manner similar to a stock split. As a result, the ZDNet options described in Note 8 have been adjusted to 78,750 at an exercise price of approximately $4.29.